CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated July 23, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus and the Registration Statement on Post-Effective Amendment No. 1 to Form S-1.


/s/  Hein + Associate LLP
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HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
November 12, 1997